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                                                                     Exhibit 5.1

        [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                        March 28, 2003


Trimble Navigation Limited
645 North Mary Avenue
Sunnyvale, CA 94088

                        Re:     Trimble Navigation Limited
                                Registration Statement on Form S-3.
                                -----------------------------------

Ladies and Gentlemen:

        We have acted as special counsel to Trimble Navigation Limited, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of shares of common stock, no par value, of the Company and the associated rights to purchase of Series A Participating Preferred Stock, issuable pursuant to that certain Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated February 18, 1999 (the "Common Stock") with an aggregate public offering price of up to $100,000,000 or the equivalent thereof in one or more currencies.

        This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

        (i)     the Registration Statement relating to the Common Stock;

        (ii)    a specimen certificate representing the Common Stock;

        (iii) the Restated Articles of Incorporation of the Company (the "Articles of Incorporation");

        (iv) the Amended and Restated By-laws of the Company, as currently in effect (the "By-laws"); and

        (v) certain resolutions adopted on March 6, 2003 by the Board of Directors of the Company (the "Board of Directors") relating to the issuance, sale and registration of the Common Stock.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the State of California and the laws of the United States of America to the extent referred to specifically herein. The Common Stock may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

        Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

        With respect to any offering of the Common Stock by the Company (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) any shareholder action that may be required to authorize the offer or issuance of any of the Offered Common Stock shall have been taken in accordance with applicable law, the Articles of Incorporation and By-laws; (vi) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Articles of Incorporation and By-laws so as not to violate any applicable law, the Articles of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under California corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered
Common Stock, when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.



                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP